UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2012

SWISSINSO HOLDING INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-151909	90-0620127
(Commission File Number)	(IRS Employer Identification No.)

PSE – Parc Scientifique de l’EPFL, Route J.D. Colladon, Building D, 3rd Floor, 1015 Lausanne, Switzerland
 (Address of Principal Executive Offices, Zip Code)

011 41 21 693 8640
(Registrant's Telephone Number, Including Area Code)

____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On June 1, 2012, SwissINSO Holding Inc. (the “Registrant”) entered into a Loan Agreement (the “Loan Agreement”) with InsOglass Holding S.A. (“InsOglass”), a company controlled by Rafic Hanbali, the Registrant’s Chairman and Chief Executive Officer, pursuant to which InsOglass agreed to make loans to the Registrant in an aggregate principal amount of up to $1,000,000.  The loans are evidenced by a non-interest bearing Promissory Note (the “Note”) due April 1, 2013 and are convertible at the option of InsOglass into shares of Common Stock of the Registrant at a conversion price of $0.10 per share.  The obligations under the Note are secured by a lien on all of the Registrant’s assets pursuant to a Security Agreement dated June 1, 2012 between the Registrant and InsOglass (the “Security Agreement”).  InsOglass’ lien is subordinate to that of the holders of the Registrant’s 9% Secured Convertible Notes issued in a private placement in 2009 and 2010.   Through the date hereof, the Registrant had borrowed $774,177 from InsOglass under the Loan Agreement.  For all the terms of the Loan Agreement, Note and Security Agreement, reference is hereby made to such documents annexed hereto as Exhibits 10.24, 10.25 and 10.26, respectively.  All statements made herein concerning such documents are qualified by reference to said exhibits.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 regarding the Loan Agreement with InsOglass is hereby incorporated by reference into this Item 3.02.

In June 2012, the Registrant borrowed $500,000 from one of the Registrant’s convertible noteholders to meet the working capital needs of its wholly-owned subsidiary, SwissINSO S.A.  This loan is to be repaid without interest on a to be agreed future date.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On June 1, 2012, the Registrant issued 2,500,000 shares of its Common Stock to SICG S.A., a company controlled by Clive D. Harbutt, the Registrant’s Chief Financial Officer and a director, in consideration of services rendered by SICG S.A. to the Registrant and SwissINSO.

On August 15, 2012, the Registrant issued an aggregate of 20,070,007 shares of its Common Stock as follows:  (a) 6,910,464 shares to three holders of our convertible notes upon conversion of $2,850,000 of such notes and $605,232 of accrued interest at a conversion price of $0.50 per share; (b) 4,326,377 shares to the maker of the $500,000 interest-free loan to the Registrant in December 2010 upon conversion of such loan at a conversion price of $0.11557 per share; (c) 1,831,373 shares to two of our former convertible noteholders in consideration of logistical support and other services rendered by such noteholders to SwissINSO; (d) 2,500,000 shares to InsOglass in consideration of services rendered to date by the Registrant’s Chief Executive Officer; (e) 1,000,000 shares to an individual in consideration of services rendered by such individual to SwissINSO in connection with the industrialization and commercialization of SwissINSO’s KLYMMA business; (f) 168,460 shares to SICG S.A. in consideration of the cancellation of certain debt of SwissINSO to such entity; and (g) 3,333,333 shares to the maker of the $500,000 interest-free loan to the Registrant in June 2012 upon conversion of such loan into an equity purchase at $0.15 per share pursuant to a Subscription Agreement dated August 15, 2012.  For all the terms of the Subscription Agreement, reference is hereby made to such document annexed hereto as Exhibit 10.27.  All statements made herein concerning such document are qualified by reference to said exhibit.

All such securities were issued under Section 4(2) of the Securities Act of 1933, as amended, and Regulations D and S promulgated by the Securities and Exchange Commission thereunder.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2012, Frederic Strittmatter resigned as a director of the Registrant.

On June 1, 2012, the Registrant granted fully vested non-qualified options to purchase an aggregate of 5,500,000 shares of its Common Stock to its Chief Executive Officer (2,000,000 shares), its Chief Financial Officer (2,000,000 shares) and an employee (1,500,000 shares) at an exercise price of $0.10 per share in consideration of services rendered to the Registrant and SwissINSO by such individuals.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

10.24	Loan Agreement dated as of June 1, 2012 by and between InsOglass Holding S.A. and SwissINSO Holding Inc. Filed herewith.

10.25	Promissory Note dated June 1, 2012 from SwissINSO Holding Inc. to InsOglass Holding S.A. Filed herewith.

10.26	Security Agreement dated June 1, 2012 by and between SwissINSO Holding Inc. and InsOglass Holding S.A. Filed herewith.

10.27	Subscription Agreement dated August 15, 2012 by and between SwissINSO Holding Inc. and Salim Shaikh Ismail. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISSINSO HOLDING INC.

August 16, 2012	By	/s/ Clive D. Harbutt
Name: Clive D. Harbutt
Title: Chief Financial Officer